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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 1996

                             BRT REALTY TRUST
            (Exact name of registrant as specified in charter)

Massachusetts            I-7172                   13-2755856
(State or other     (Commission File No.)     (IRS Employer I.D.
No.)
jurisdiction of
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York  11021
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code (516) 466-3100


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Item 5.   Other Events

     Registrant announced on July 2, 1996 that its Board of Trustees has authorized the purchase from time to time over the facilities of the New York Stock Exchange, or in private transactions up to 250,000 shares of Beneficial Interest of the Registrant. The Registrant obtained the necessary approval from the institutions which are parties to its restated credit agreement to engage in this purchase program.

     On July 1, 1996 the Registrant received notice from Gould Investors L.P. ("Gould"), the sole shareholder of its outstanding preferred stock, that Gould has elected to convert the 1,030,000 shares of preferred stock held by it, in accordance with the Trust's governing instruments, into 1,030,000 shares of Beneficial Interest. As a result of the conversion, Registrant has 8,737,324 shares of Beneficial Interest outstanding.


                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BRT REALTY TRUST




Date:     July 2, 1996         By: Simeon Brinberg

                              --------------------------------
                              Simeon Brinberg
                              Senior Vice President